Exhibit 21
Dover Subsidiaries - Domestic and Foreign

Company Name	Where Incorporated
Domestic

Avborne Accessory Group, Inc.	Delaware
Barker Specialty Products, L.L.C.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
CCI Field Services, Inc.	Delaware
Challenger Process Systems, Co.	Delaware
Chief Automotive Technologies, LLC.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPE Acquisition Co.	Delaware
CPI Products, Inc.	Delaware
Crenlo LLC	Delaware
Datamax International Corporation	Delaware
Datamax-O’Neil Corporation	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
DEK U.S.A., Inc.	Delaware
DEK USA Logistics, Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
De-Sta-Co Manufacturing Tubular Products	Delaware
DFH Corporation	Delaware
Dielectric Laboratories, Inc.	Delaware
Dosmatic U.S.A., Inc.	Texas
Dover Acquisition Corporation	Delaware
Dover BMCS Acquisition Corp.	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Electronic Technologies, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Fluid Management, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover Industrial Products, Inc.	Delaware
Dow-Key Microwave Corporation	Delaware
EOA Systems, Inc.	Delaware
Everett Charles Technologies, Inc.	Delaware

FB iMonitoring Inc.	Delaware
Flexbar, Inc.	Delaware
Gear Products, Inc.	Oklahoma
Genesis Attachments, LLC	Delaware
Griswold Pump Company	Florida
Harbison-Fischer, Inc.	Delaware
Hill PHOENIX, Inc.	Delaware
Honetreat Company	California
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Industrial Motion Control, LLC	Delaware
Jewell Attachments, LLC	Delaware
JRB Attachments, LLC	Delaware
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Kalyn/Siebert I, Inc.	Texas
Kalyn/Siebert L.P.	Texas
Knappco Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Intermediate Holding, Inc.	Delaware
KS Formation, Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM Tag, Inc.	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing Corporation	Delaware
Multitest Electronic Systems, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Northern Lights Partners LLC	Delaware
Nova Controls	Delaware
Novacap, Inc.	Delaware
OK Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Epsilon, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, Inc.	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
Paladin Brands Group, Inc.	Delaware
Paladin Brands Holding Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Pengo Corporation	Delaware

Performance Motorsports, Inc.	California
Pioneer Labels, Inc.	Illinois
PMI d/b/a J E Pistons Inc.	California
Pole/Zero Acquisition, Inc.	Delaware
Pro Rod USA Inc.	Delaware
Provacon, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
Quartzdyne Inc.	Delaware
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Sonic Industries, Inc.	California
Sure Seal, Inc.	Delaware
Sweepster Attachments, LLC	Delaware
SWEP North America Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Heil Co.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tipper Tie, Inc.	Delaware
TMEC Acquisition Corp.	Delaware
Tulsa Winch, Inc.	Delaware
UAC Corporation	Delaware
Unified Brands, Inc.	Delaware
US Synthetic Corporation	Delaware
US Synthetic Southwest Marketing, Inc.	Utah
US Synthetic Texas Ltd	Texas
Vectron International, Inc.	Delaware
Vehicle Services Group, LLC	Delaware
Voltronics Corporation	New Jersey
VWS LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Acquisition, LLC	Delaware
Waukesha Bearings Corporation	Wisconsin
Wilden Pump and Engineering LLC	Delaware
Windrock Incorporated	Tennessee
Wiseco Piston, Inc.	Delaware
Foreign

A.U. RIB Limited	United Kingdom
ALMATEC Maschinenbau GmbH	Germany
ATG Luther & Maelzer GmbH	Germany
atg test systems asia Ltd.	Taiwan
BlitzRotary GmbH	Germany
BSC Filters	United Kingdom
Chief Automotive Technologies (Shanghai) Trading	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong

Columbus Insurance Ltd.	Cayman Islands
Compressor Valve Engineering Limited	United Kingdom
Contact Products Japan, Ltd. (JV)	Japan
Cook Compression B.V.	Netherlands
C-Tech Oilwell Technologies Inc.	Alberta
Datamax Holdings Limited	United Kingdom
Datamax London Limited	United Kingdom
DEK Asia Pacific Private Limited	Singapore
DEK Hungary Manufacturing & Technology LLC	Hungary
DEK Northern Europe Limited	United Kingdom
DEK Printing Machines (M) Sdn. Bhd.	Malaysia
DEK Printing Machines GmbH	Germany
DEK Printing Machines Limited	United Kingdom
DEK Vectorguard Ltd.	United Kingdom
De-Sta-Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dosmatic Europe S.A.R.L.	France
Dover (Schweiz) Holding GmbH	Switzerland
Dover Asia Trading Private Ltd.	Singapore
Dover Canada Finance LP	Canada
Dover Corporation (Canada) Acquisition 1 Limited	Alberta
Dover Corporation (Canada) Limited	Canada
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover do Brasil Ltda.	Brazil
Dover Europe Sarl	Switzerland
Dover Exports, Ltd.	Barbados
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover German Holdings GmbH	Germany
Dover German Intra-Group Service GmbH	Germany
Dover German Partnership Holdings GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover Hungary Board Test Manufacturing KFT	Hungary
Dover India Pvt., Ltd.	India
Dover International B.V.	Netherlands
Dover Italy S.r.L.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Holdings Sarl	Luxembourg
Dover Luxembourg S.N.C.	Luxembourg
Dover Middle East LLC	Oman
Dover Netherlands Finance B.V.	Netherlands
Dover Netherlands Services B.V.	Netherlands
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Singapore Private Limited	Singapore
Dover UK Holdings Limited	United Kingdom

Dover UK Sales Ltd	United Kingdom
DTG International GmbH	Switzerland
Etz Elektrisches Testzentrum Gmbh	Germany
Everett Charles Technologies (Shenzhen) Ltd	China
Everett Charles Technologies (SuZhou) Co., Ltd.	China
Everett/Charles Japan, Ltd. (JV)	Japan
Ferguson CO S.A.	Belgium
Grapas Nacionales De Mexico C.V. De S.A.	Mexico
Harbison-Fischer Australia, Pty. Ltd.	Australia
Harbison-Fischer Canada Ltd.	Canada
Harbor Electronics SBN	Malaysia
Heil Asia Limited	Thailand
Heil Australia P/L	Australia
Heil Trailer Internacional S.A.	Argentina
Heil-Europe Limited	United Kingdom
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hiltap FittingsLtd	Canada
Hydro Nova Europe, Ltd.	United Kingdom
Hydronova Australia-NZ Pty Ltd	Australia
Icon Technology Company Ltd.	Hong Kong
Imaje ASPAC Pte. Ltd.	Singapore
Imaje Ink Jet Nv/Sa (Belgium)	Belgium
Imaje Inkjet Ireland Ltd.	Ireland
Imaje LLC	Russian Federation
Imaje UK Ltd.	United Kingdom
K&L Microwave DR, Inc.	Virgin Islands
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics Denmark ApS	Denmark
Knowles Electronics Germany GmbH	Germany
Knowles Electronics Japan, K.K.	Japan
Knowles Electronics Singapore Pte. Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles GmbH (KEZ)	Switzerland
Knowles IPC (Malaysia) Sdn. Bhd.	Malaysia
M.A. RIB Ltd.	United Kingdom
MARKEM Administrative Services, S.L.U.	Spain
MARKEM FZ SA	Uruguay
MARKEM Holdings, Unltd.	United Kingdom
MARKEM Products Limited	Canada
MARKEM S.A. de C.V.	Mexico
MARKEM Systems Limited	United Kingdom
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje Ag	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea

Markem-Imaje GmbH	Germany
Markem-Imaje GmbH (Austria)	Austria
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Ltd	United Kingdom
Markem-Imaje Ltd	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l.	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Software Development Centre Pvt. Ltd.	India
Markem-Imaje Spain S.A.	Spain
Markem-Imaje Unipessoal, Lda (Portugal)	Portugal
Markpoint Holding AB	Sweden
Markpoint Real Estate B.V.	Netherlands
Markpoint System AB	Sweden
Mouvex SASU	France
Multitest Electronic Systems (Penang) Sdn.Bhd.	Malaysia
Multitest Elektronische GmbH	Germany
Nimaser BV	Netherlands
OK International (Japan) Co.	Japan
OK International (UK) Ltd.	United Kingdom
OPW Fluid Transfer Group (Shanghai) Trading Company Limited	China
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
P.S. Precision B.V.	Netherlands
Paladin Mexico S. de R.L. de C.V.	Mexico
Petro Vend, Inc. [Poland]	Poland
PMI Europe B.V	Netherlands
PSG (Shanghai) Co., Ltd.	China
PullMaster Winch Corporation	British Columbia
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
RPA Maghreb Service	Morocco
Sargent Aerospace Canada, Inc.	Canada
Simek GmbH	Germany
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd	China

SWEP Trading (Suzhou) Co., Ltd	China
Syfer Technology Limited	United Kingdom
TAGC Limited LLC	Oman
Test Solutions (Suzhou) Co. Ltd	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack B. V.	Netherlands
Tipper Tie Technopack GmbH	Germany
Vectron International GmbH & Co KG	Germany
Vectron International Verwaltungs GmbH	Germany
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia LLC	Russia
Wei Li Pump Shanghai Co., LTD.	China